Exhibit 99.(m)(3)(A)(ii)

AMENDED SCHEDULE OF SERIES

with respect to the

AMENDED AND RESTATED SHAREHOLDER SERVICE PLAN

for

ING INVESTORS TRUST

Single Class Series

ING American Funds Asset Allocation Portfolio

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

ING American Funds World Allocation Portfolio

ING Bond Portfolio

Multiple Class Series	Class
	Service	Service 2
ING BlackRock Health Sciences Opportunities Portfolio	X	N/A
ING BlackRock Inflation Protected Bond Portfolio	X	N/A
ING BlackRock Large Cap Growth Portfolio	X	X
ING Clarion Global Real Estate Portfolio	X	X
ING Clarion Real Estate Portfolio	X	X
ING DFA World Equity Portfolio	X	N/A
ING FMRSM Diversified Mid Cap Portfolio	X	X
ING Franklin Income Portfolio	X	X
ING Franklin Mutual Shares Portfolio	X	N/A
ING Franklin Templeton Founding Strategy Portfolio	X	N/A
ING Global Perspectives Portfolio	X	N/A
ING Global Resources Portfolio	X	X
ING Invesco Growth and Income Portfolio	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X
ING JPMorgan Small Cap Core Equity Portfolio	X	X
ING Large Cap Growth Portfolio	X	X
ING Large Cap Value Portfolio	X	X
ING Limited Maturity Bond Portfolio	X	N/A
ING Liquid Assets Portfolio	X	X
ING Marsico Growth Portfolio	X	X
ING MFS Total Return Portfolio	X	X
ING MFS Utilities Portfolio	X	X
ING Morgan Stanley Global Franchise Portfolio	X	X
ING Multi-Manager Large Cap Core Portfolio	X	N/A
ING PIMCO High Yield Portfolio	X	X
ING PIMCO Total Return Bond Portfolio	X	X

Multiple Class Series	Class
	Service	Service 2

ING T. Rowe Price Capital Appreciation Portfolio	X	X
ING T. Rowe Price Equity Income Portfolio	X	X
ING T. Rowe Price International Stock Portfolio	X	N/A
ING Templeton Global Growth Portfolio	X	X
ING U.S. Stock Index Portfolio	X	X

Amended Schedule of Series last amended on the following date:  November 21, 2013